EXHIBIT 23.10


                   Consent of Independent Public Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated July 19, 1996 except as to Note 11 which is as of September 1, 1996, on our audit of the financial statements of International Record Storage and Retrieval Service, Inc. as of and for the year ended December 31, 1995 included in the Registration Statement on Form S-4/A filed with the Securities Exchange Commission on May 13, 1997. We also consent to the reference to our firm under the caption "Experts".



                                             /s/ Rothstein, Kass & Company, P.C.

                                             Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 24, 1997